   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 26, 1996.


                                                       REGISTRATION NO. 811-6127
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT
COMPANY ACT OF 1940


      Amendment No. 12                                                [X]


               VAN KAMPEN AMERICAN CAPITAL GOVERNMENT TARGET FUND
        (EXACT NAME OF REGISTRANT AS SPECIFIED IN DECLARATION OF TRUST)
             ONE PARKVIEW PLAZA, OAKBROOK TERRACE, ILLINOIS, 60181
              (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)
                                 (630) 684-6000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)

                             RONALD A. NYBERG, ESQ.
       EXECUTIVE VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY
                       VAN KAMPEN AMERICAN CAPITAL, INC.
                               ONE PARKVIEW PLAZA
                           OAKBROOK TERRACE, IL 60181
                    (NAME AND ADDRESS OF AGENT FOR SERVICE)

                             ---------------------


                                   Copies to:

                             WAYNE W. WHALEN, ESQ.
                              THOMAS A. HALE, ESQ.
                SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
                             333 WEST WACKER DRIVE
                            CHICAGO, ILLINOIS, 60606
                                 (312) 407-0700


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


                                     PART A


                      INFORMATION REQUIRED IN A PROSPECTUS

ITEMS 1, 2, 3 AND 5A OF PART A ARE OMITTED PURSUANT TO ITEM F.4. OF THE GENERAL INSTRUCTIONS TO FORM N-1A.


     This Prospectus, which incorporates by reference the entire Statement of Additional Information, concisely sets forth certain information about the Registrant that a prospective investor should know before investing in shares of the Registrant. Shareholders should read this Prospectus carefully and retain it for future reference. A copy of the Statement of Additional Information may be obtained without charge by calling the Registrant's toll free number: (800) 421-5666 or (800) 772-8889 for the hearing impaired.



This Prospectus is dated December 29, 1996.


ITEM 4. GENERAL DESCRIPTION OF REGISTRANT.


     (a) (i) Van Kampen American Capital Government Target Fund, formerly known as American Capital Government Target Series (the "Fund"), is a diversified open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Fund was originally organized under the laws of the Commonwealth of Massachusetts as a Massachusetts business trust on June 14, 1990 and was reorganized as a Delaware business trust on August 25, 1995.


              The Fund will liquidate December 16, 1997 and proceeds will be distributed to shareholders on a pro rata basis.


         (ii) The Fund's investment objective is to provide shareholders the highest rate of return on their investments consistent with safety and liquidity. The Fund seeks to achieve its investment objective by investing at least 80% of its assets in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. There can be no assurance the Fund will achieve its investment objective.



              The Fund invests primarily in debt securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities, including mortgage-related securities issued by instrumentalities of the U.S. Government. Under normal circumstances, at least 80% of the assets of the Fund are invested in such securities. The Fund may invest up to 20% of its assets in repurchase agreements fully collateralized by U.S. Government securities and in certain debt securities which are not U.S. Government securities but which are rated at the time of purchase within the two highest grades assigned by Moody's Investors Service, Inc. ("Moody's") or Standard & Poor's Ratings Group ("S&P") or any non-rated debt security considered by the Adviser (defined below) to be of comparable quality and in commercial paper rated at the time of purchase in the highest grade assigned by Moody's or S&P. The Fund may also purchase or sell U.S. Government securities and mortgage-related securities on a forward commitment basis. The Fund may invest in private and government mortgage-related securities, including private mortgage pass-through securities. The Fund may also invest in the interest only ("IO") or principal only ("PO") components of such debt securities described above. This includes "zero coupon" Treasury securities and stripped securities. Currently the principal U. S. Treasury security issued without coupons is the Treasury bill. The Treasury has also recently made wire transferable "zero coupon" Treasury securities available. However, in the last few years a number of banks and brokerage firms have separated ("stripped") the principal portions ("corpus") from the coupon portions of the U.S. Treasury bonds and notes and sold them separately in the form of receipts or certificates representing undivided interests in these instruments (which instruments are generally held by a bank in a custodial or trust account). Such custodial receipts or certificates are not considered by the Fund to be U.S. Government securities.

              Stripped mortgage-related securities (hereinafter referred to as "Stripped Mortgage Securities") are derivative multiclass mortgage securities. Stripped Mortgage Securities may be issued by agencies or instrumentalities of the U.S. Government, or by private originators of, or investors in, mortgage loans, including savings and loan associations, mortgage banks, commercial banks, investment banks and special purpose subsidiaries of the foregoing.

              Stripped Mortgage Securities are usually structured with two classes that receive different proportions of the interest and principal distributions on a pool of mortgage assets. A common type of Stripped Mortgage Securities will have one class receiving some of the interest and most of the principal from the mortgage assets, while the other class will receive most of the interest and the remainder of the principal. In the most extreme case, one class will receive all of the interest (the interest-only or "IO" class), while the other class will receive all of the principal (the principal-only or "PO" class). The yield to maturity on an IO class is extremely sensitive to the rate of principal payments (including prepayments) on the related underlying mortgage assets, and a rapid rate of principal payments may have a material adverse effect on the securities' yield to maturity. If the underlying mortgage assets experience greater than anticipated prepayments of principal, the Fund may fail to fully recoup their initial investments in these securities even if the security is rated AAA or Aaa. Holders of PO securities are not entitled to any periodic payments of interest prior to maturity. Accordingly, such securities usually trade at a deep discount from their face or par value and are subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make current distributions of interest. Current federal tax law requires that holders (such as the Fund) of such securities accrue a portion of the discount at which the security was purchased as income each year even though the holders receive no interest payment in cash on the certificate during the year. Such securities may involve greater risk than securities issued directly by the U.S. Government, its agencies or instrumentalities.

              Although the market for government-issued IO and PO securities backed by fixed-rate mortgages is increasingly liquid, certain of such securities may not be readily marketable and will be considered illiquid for purposes of the Fund's limitations on investments in illiquid securities. The Trustees of the Fund will establish guidelines and standards for determining whether a particular government-issued IO or PO backed by fixed-rate mortgages is liquid. Generally, such a security may be deemed liquid if it can be disposed of promptly in the ordinary course of business at a value reasonably close to that used in the calculation of the net asset value per share. Stripped Mortgage Securities, other than government-issued IO and PO securities backed by fixed-rate mortgages, are presently considered by the staff of the Securities and Exchange Commission ("SEC") to be illiquid securities and thus subject to the Fund's limitation on investment in illiquid securities.

              The Fund may also invest in other mortgage-backed securities. A mortgage-backed security is a general obligation of the issuer, which is additionally secured by mortgage collateral.

              The Fund may also invest in "zero coupon" Treasury securities which are U.S. Treasury bills, notes and bonds which have been stripped of their unmatured interest coupons and receipts or certificates representing interests in such stripped debt obligations and coupons.

              "Zero coupon" Treasury securities do not entitle the holder to any periodic payments of interest prior to maturity. Accordingly, such securities usually trade at a deep discount from their face or par value and will be subject to greater fluctuations of market value in response to changing interest rates than debt obligations of comparable maturities which make periodic distributions of interest. On the other hand, because there are no periodic interest payments to be reinvested prior to maturity, zero coupon securities eliminate the reinvestment risk and lock in a rate of return to maturity.

              The Fund may enter into repurchase agreements with domestic banks or broker-dealers in order to earn a return on temporarily available cash. The Fund will not invest in repurchase agreements maturing in more than seven days if any such investment, together with any other illiquid securities held by the Fund, exceeds 10% of the value of its net assets. The Fund may lend its portfolio securities to broker-dealers and other financial institutions in an amount up to 50% of the total assets, provided that such loans are callable at any time by the Fund, and are at all times secured by cash collateral that is at least equal to the market value, determined daily, of the loaned securities. During the period of the loan, the Fund receives the income on both the loaned securities and the collateral and thereby increases its yield after payment of lending fees. Loans of portfolio securities will only be made to borrowers considered by the Adviser to be creditworthy.


              For the purpose of investing in repurchase agreements, the Adviser may aggregate the cash that substantially all of the funds advised or subadvised by the Adviser and its affiliates would otherwise invest separately into a joint account. The cash in the joint account is then invested and the funds that contributed to the joint account share pro rata in the net revenue generated. The Adviser believes that the joint account produces greater efficiencies and economies of scale that may contribute to reduced transaction costs, higher returns, higher quality investments and greater diversity of investments for the Fund than would be available to the Fund investing separately. The manner in which the joint account is managed is subject to conditions set forth in the SEC order obtained by the Fund authorizing this practice, which conditions are designed to ensure the fair administration of the joint account and to protect the amounts in that account.


     (b) INAPPLICABLE

     (c) Since the value of debt securities owned by the Fund will fluctuate depending upon market factors and inversely with prevailing interest rate levels, the net asset value of shares of the Fund will fluctuate. Debt securities with longer maturities generally tend to produce higher yields and are subject to greater market fluctuation as a result of changes in interest rates than debt securities with shorter maturities.

         Both non-government and government mortgage-related securities are characterized by monthly payments to the holder, reflecting the monthly payments made by the borrowers who received the underlying mortgage loans. The payments to the security holders (such as the Fund), like the payments on the underlying loans, represent both principal and interest. Although the underlying mortgage loans are for specified periods of time, such as twenty or thirty years, the borrowers can, and typically do, pay them off sooner. Thus, the security holders frequently receive prepayments of principal, in addition to the principal which is part of the regular monthly payment. A borrower is more likely to prepay a mortgage which bears a relatively high rate of interest. In times of declining interest rates, some of the Fund's higher yielding securities might be converted to cash, and the Fund will be forced to accept lower interest rates when that cash is used to purchase additional securities. The increased likelihood of prepayment when interest rates decline also limits market price appreciation of mortgage-related securities. If the Fund buys mortgage-related securities at a premium, mortgage foreclosures or mortgage prepayments may result in a loss to the Fund of up to the amount of the premium paid since only timely payment of principal and interest is guaranteed.


         Collateralized mortgage obligations ("CMOs") are issued in a number of classes or series with different maturities. The classes or series are retired in sequence as the underlying mortgages are repaid. Prepayment may shorten the stated maturity of the obligation and can result in a loss of premium, if any has been paid. Although the securities underlying CMOs may be subject to a guarantee or third party support, the CMO, itself, is not so guaranteed. Therefore, if the collateral securing the CMO is insufficient to make payment, a holder could sustain a loss. The Fund intends to invest in privately issued CMOs and real estate mortgage investment conduits ("REMICs") only if they are rated at the time of purchase in the two highest grades by a nationally recognized statistical rating organization or in any non-rated CMO or REMIC considered by the Adviser to be of comparable quality.


         The Fund understands that the staff of the SEC considers certain issuers of CMOs and REMICs to be investment companies for purposes of
         Section 12(d)(1) of the 1940 Act. Absent exemption order relief from the SEC, the Fund may not invest in securities of issuers which are investment companies in excess of the limits set forth in
         Section 12(d)(1) of the 1940 Act.

ITEM 5. MANAGEMENT OF THE FUND.


     (a) The business of the Fund is managed under the direction of its Board of Trustees. The Adviser determines the investment of the Fund's assets, provides administrative services and manages the Fund's business and affairs.


     (b) Van Kampen American Capital Asset Management, Inc. (the "Adviser"), One Parkview Plaza, Oakbrook Terrace, Illinois 60181 serves as investment adviser to the Fund.


         The Adviser is a wholly-owned subsidiary of Van Kampen American Capital, Inc. ("Van Kampen American Capital"). Van Kampen American Capital is a diversified asset management company with more than two million retail investor accounts, extensive capabilities for managing institutional portfolios, more than $57 billion under management or supervision. Van Kampen American Capital's more than 40 open-end and 38 closed-end funds and more than 2,500 unit investment trusts are professionally distributed by leading financial advisers nationwide. Van Kampen American Capital is a wholly owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc.



         Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.


         The Fund retains the Adviser to manage the investment of its assets and to place orders for the purchase and sale of its portfolio securities. Under an investment advisory agreement between the Adviser and the Fund (the "Advisory Agreement"), the Fund pays the Adviser a monthly fee computed on average daily net assets of the Fund at the annual rate of 0.50% of the Fund's average daily net assets. Under the Advisory Agreement the Fund also reimburses the Adviser on a monthly basis for the cost of the Fund's accounting services, which include maintaining its financial books and records and calculating its daily net asset value.


         From time to time as the Adviser or the Distributor (defined below) may deem appropriate, they may voluntarily undertake to reduce the Fund's expenses by reducing the fees payable to them to the extent of, or bearing expenses in excess of, such limitations as they may establish.


         The Adviser may utilize, at its own expense, credit analysis, research and trading support services provided by its affiliate, Van Kampen American Capital Investment Advisory Corp.


     (c) John R. Reynoldson has been primarily responsible for the day-to-day management of the Fund's investment portfolio since its inception. During the past five years, Mr. Reynoldson has been a Senior Vice President of the Adviser. Since June 1995, Mr. Reynoldson has been a Senior Vice President of Van Kampen American Capital Investment Advisory Corp.


     (d) INAPPLICABLE


     (e) ACCESS Investor Services, Inc. ("ACCESS"), P.O. Box 418256, Kansas City, Missouri 64141-9256, serves as shareholder service agent for the Fund. ACCESS, a wholly-owned subsidiary of the Adviser's parent, provides these services at cost plus a profit.

     (f) The Fund's total expenses for its most recent fiscal year as a percentage of average net assets is 1.64%. Absent the Adviser's assumption of certain expenses, the Fund's total expenses would have been 1.69%.


     (g)  (i) INAPPLICABLE

         (ii) The Adviser is authorized to place portfolio transactions with broker-dealers participating in the distribution of shares of other Van Kampen American Capital mutual funds if it reasonably believes that the quality of the execution is comparable to that available from other qualified firms.


ITEM 6. CAPITAL STOCK AND OTHER SECURITIES.


     (a) The Fund is authorized to issue an unlimited number of shares of beneficial interest of $0.01 par value, in one or more series as may be established from time to time in accordance with the provisions of the Fund's Declaration of Trust. Shares issued are fully paid, non-assessable and have no preemptive or conversion rights. Shareholders are entitled to one vote for each full share held and to fractional votes for fractional shares held in the election of Trustees and on other matters submitted to the vote of shareholders. All shares have equal voting rights.

         A shareholder meeting seeking shareholder approval to liquidate the Fund will be held within three months prior to the target termination date unless no such meeting is then required under the 1940 Act as confirmed by written interpretation by the staff of the SEC or an exemptive order issued by the SEC.

         Shareholders will be notified of the impending liquidation and the other investment choices available in the Van Kampen American Capital mutual funds.

         The shareholders will be asked to notify the Fund if they wish to receive payment of the liquidation proceeds in cash, or to exchange their shares for shares of any fund that the Fund has the capability to exchange into without payment of any additional sales charge.

         The Fund will liquidate its portfolio and pay a liquidating distribution in cash -- or effect exchanges, subject to obtaining any necessary shareholder approval for the liquidation.


     (b) As of December 6, 1996, Amivest Corporation, 767 5th Avenue, 50th Floor, New York, New York 10153, serving as investment adviser to a number of pension and trust funds that hold shares of the Fund and for which Amalgamated Bank of New York, P.O. Box 370, Cooper Station, New York, New York 10003-0281, serves as custodian, held 54.52% of the outstanding shares of the Fund, and, therefore, could be deemed to control the Fund.


     (c) INAPPLICABLE

     (d) INAPPLICABLE


     (e) Inquiries regarding the Fund or its shares should be made to the Fund at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.


     (f) The Fund declares annual distributions prior to the end of the year in the amount of its net investment income. A distribution of net realized capital gains, if any, is declared at the same time. Dividends and capital gains distributions are automatically applied to purchase additional shares of the Fund at the next determined net asset value unless the shareholder instructs otherwise.

         The Fund's Trustees are authorized to declare pro rata share splits at its discretion. The Trustees currently intend to declare a reverse share split immediately after the payment of each annual dividend and any other distribution.

     (g) The Fund intends to qualify as a regulated investment company under Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"). As such, the Fund will distribute all of its net income and capital gains to its shareholders and such distributions will be taxable as such to its shareholders; while shareholders may be proportionately liable for taxes on income and gains of the Fund, shareholders not subject to tax on their income will not be required to pay tax on amounts distributed to them; the Fund will inform its shareholders of the amount and nature of such income and gains distributed.


     (h) INAPPLICABLE.


ITEM 7. PURCHASE OF SECURITIES BEING OFFERED.


     (a) Van Kampen American Capital Distributors, Inc. (the "Distributor"), One Parkview Plaza, Oakbrook Terrace, Illinois 60181, acts as the principal underwriter of the Fund's shares pursuant to a written agreement (the "Underwriting Agreement"). The Distributor is a wholly-owned subsidiary of Van Kampen American Capital. See "Management of the Fund."



     (b) Shares of the Fund are available only to current shareholders through dividend reinvestments. Shares are offered at the next determined net asset value per share. Net asset value per share is determined once daily as of the close of trading (currently 4:00 p.m., New York time) each day the New York Stock Exchange is open. Net asset value per share is determined by dividing the value of the Fund's securities, cash and other assets (including accrued interest) less all liabilities (including accrued expenses) by the total number of shares outstanding. The price paid for shares purchased is based on the next calculation of net asset value after an order is received by a dealer provided such order is transmitted to the Distributor prior to its close of business on such day. Orders received by dealers after the close of the Exchange are priced based on the next close provided they are received by the Distributor prior to the close of its business day on the day of such next close. It is the responsibility of dealers to transmit orders received by them to the Distributor so they will be received prior to such time.


         U.S. Government securities and other debt securities in which the Fund invests are traded in the over-the-counter market and are valued at the last available bid price. Such valuations are based on quotations of one or more dealers that make markets in the securities as obtained from such dealers or from a pricing service. Securities with a remaining maturity of 60 days or less are valued on an amortized cost basis, which approximates market value. Securities and assets for which market quotations are not readily available are valued at fair value as determined in good faith by or under the direction of the Trustees of the Fund. Such valuations and procedures are reviewed periodically by the Trustees.

     (c) Shares of the Fund are available only to current shareholders through dividend reinvestments. The Fund may make additional sales of its shares either on a continuous basis or by periodic offerings of a limited number of shares, but the Fund is not obligated to make any such future offerings.

     (d) INAPPLICABLE.


   (e-f) The Fund has adopted a distribution plan (the "Distribution Plan") pursuant to Rule 12b-1 under the 1940 Act. The Fund also has adopted a service plan (the "Service Plan"). The Distribution Plan and the Service Plan provide that the Fund may spend a portion of the Fund's average daily net assets in connection with distribution of Fund shares and in connection with the provision of ongoing services to shareholders of the Fund. The Distribution Plan and the Service Plan are being implemented through an agreement with the Distributor and sub-agreements between the Distributor and brokers, dealers or financial intermediaries (collectively, "Selling Agreements") that may provide for their customers or clients certain services or assistance.



         The Fund may spend an aggregate amount up to 0.25% per year of the average daily net assets attributable to shares of the Fund pursuant to the Distribution Plan and Service Plan. From such amount, the Fund may spend up to 0.25% per year of the Fund's average daily net assets pursuant to the Service Plan in connection with the ongoing provision of services to holders of such shares by the

         Distributor and by brokers, dealers or financial intermediaries and in connection with the maintenance of such shareholders' accounts. The Fund pays the Distributor the lesser of the balance of the 0.25% not paid to such brokers, dealers or financial intermediaries or the amount of the Distributor's actual distribution-related expense.



         Amounts payable to the Distributor with respect to the shares under the Distribution Plan in a given year may not fully reimburse the Distributor for its actual distribution-related expenses during such year. In such event, with respect to the shares, there is no carryover of such reimbursement obligations to succeeding years.



ITEM 8. REDEMPTION OR REPURCHASE.


     (a) Shareholders may redeem shares at net asset value at any time without charge by submitting a written request in proper form to ACCESS at P.O. Box 418256, Kansas City, Missouri 64141-9256.

         The request for redemption must be signed by all persons in whose names the shares are registered. Signatures must conform exactly to the account registration. If the proceeds of the redemption exceed $50,000, or if the proceeds are not to be paid to the record owner at the record address, or if the record address has changed within the previous 30 days, signature(s) must be guaranteed by one of the following: a bank or trust company; a broker/dealer; a credit union; a national securities exchange, registered securities association or clearing agency; a savings and loan association; or a federal savings bank.

        Generally, a properly signed written request with any required signature guarantee is all that is required for a redemption. In some cases, however, other documents may be necessary. In the event the redemption is requested by a corporation, partnership, trust, fiduciary, executor or administrator, and the name and title of the individual(s) authorizing such redemption is not shown in the account registration, a copy of the corporate resolution or other legal documentation appointing the authorized signer and certified within the prior 60 days must accompany the redemption request. IRA redemption requests should be sent to the IRA custodian to be forwarded to ACCESS. Where Van Kampen American Capital Trust Company serves as IRA custodian, special IRA, 403(b)(7), or Keogh redemption forms must be obtained from and be forwarded to Van Kampen American Capital Trust Company, P.O. Box 944, Houston, TX 77001-0944. Contact the custodian for information.

        Although the Fund does not impose a charge for redemptions, a custodian of a retirement plan account may charge fees based on their independent fee schedules. Shareholders may also place redemption requests through an authorized investment dealer. Orders received from dealers must be at least $500 unless transmitted via the FUNDSERV network.

        In all cases, the redemption price is the net asset value per share next determined after the request for redemption is received in proper form by ACCESS. Payment for shares redeemed will be made by check mailed within seven days after acceptance by ACCESS of the request and any other necessary documents in proper order. Such payment may be postponed or the right of redemption suspended as provided by the rules of the SEC. If the shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check until it confirms that the purchase check has cleared, usually a period of up to 15 days. Any taxable gain or loss will be recognized by the shareholder upon redemption of shares.


        A shareholder who has redeemed shares of the Fund may reinstate any portion or all of the net proceeds of such redemption in shares of the Fund if then offered for sale or in shares of any other fund available for purchase. Such reinstatement is made at the net asset value next determined after the order is received, which must be within 180 days after the date of the redemption.



        The Fund also permits shareholders and the dealer representative of record to redeem shares by telephone and to have redemption proceeds sent to the address of record for the account or to the bank account of record. Van Kampen American Capital and its subsidiaries, including ACCESS

        (collectively, "VKAC"), and the Fund employ procedures considered by them to be reasonable to confirm that instructions communicated by telephone are genuine. Such procedures include requiring certain personal identification information prior to acting upon telephone instructions, tape recording telephone communications, and providing written confirmation of instructions communicated by telephone. If reasonable procedures are employed, neither VKAC nor the Fund will be liable for following telephone instructions which it reasonably believes to be genuine. VKAC and the Fund may be liable for any losses due to unauthorized or fraudulent instructions if reasonable procedures are not followed. Telephone redemptions may not be available if the shareholder cannot reach ACCESS by telephone, whether because all telephone lines are busy or for any other reason; in such case, a shareholder would have to use the Fund's regular redemption procedure.


        For redemptions authorized by telephone, amounts of $50,000 or less may be redeemed daily if the proceeds are to be paid by check and amounts of at least $1,000 up to $1 million may be redeemed daily if the proceeds are to be paid by wire. The proceeds must be payable to the shareholder(s) of record and sent to the address of record for the account or wired directly to their predesignated bank account. This privilege is not available if the address of record has been changed within 30 days prior to a telephone redemption request. The Fund reserves the right at any time to terminate, limit or otherwise modify this redemption privilege.


        Investments of $1 million or more and certain qualified 401(k) retirement plans are not subject to any sales charge at the time of purchase, but a contingent deferred sales charge of up to one percent may be imposed on certain redemptions made within one year of the purchase.


     (b) INAPPLICABLE


     (c) The Fund may redeem any shareholder account with a net asset value on the date of the notice of redemption less than the minimum investment as specified by the Trustees. At least 60 days advance written notice of any such involuntary redemption is required and the shareholder is given an opportunity to purchase the required value of additional shares at the next determined net asset value without sales charge. Any applicable contingent deferred sales charge may be deducted from the proceeds of this redemption. Any involuntary redemption may only occur if the shareholder account is less than the minimum initial investment due to shareholder redemptions.


     (d) Payment for shares redeemed may be postponed or the right of redemption suspended as provided by the rules of the SEC. If shares to be redeemed have been recently purchased by check, ACCESS may delay mailing a redemption check until it confirms that the purchase check has cleared, usually a period of up to 15 days.

ITEM 9. PENDING LEGAL PROCEEDINGS.

     INAPPLICABLE

                                     PART B


         INFORMATION REQUIRED IN A STATEMENT OF ADDITIONAL INFORMATION


ITEM 10. COVER PAGE.



     Van Kampen American Capital Government Target Fund, formerly known as American Capital Government Target Series (the "Fund"), is a diversified open-end management investment company.



     This Statement of Additional Information is not a prospectus but should be read in conjunction with the Prospectus for the Registrant dated December 29, 1996 (the "Prospectus"). This Statement of Additional Information does not include all of the information that a prospective investor should consider before purchasing shares of the Fund, and investors should obtain and read the Prospectus prior to purchasing shares. A copy of the Prospectus may be obtained without charge by calling the Fund's toll-free number: (800) 421-5666 (or (800) 772-8889 for the hearing impaired).



     This Statement of Additional Information is dated December 29, 1996.


ITEM 11. TABLE OF CONTENTS.


                                                                                    PAGE
                                                                                    ----
    General Information and History...............................................  B-1
    Investment Objectives and Policies............................................  B-1
    Management of the Fund........................................................  B-3
    Control Persons and Principal Holders of Securities...........................  B-10
    Investment Advisory and Other Services........................................  B-11
    Brokerage Allocation and Other Practices......................................  B-13
    Capital Stock and Other Securities............................................  B-14
    Purchase, Redemption and Pricing of Securities Being Offered..................  B-14
    Tax Status....................................................................  B-14
    Underwriters..................................................................  B-14
    Calculation of Performance Data...............................................  B-14
    Independent Accountants' Report...............................................  B-16
    Financial Statements..........................................................  B-17
    Notes to Financial Statements.................................................  B-22


ITEM 12. GENERAL INFORMATION AND HISTORY.


     The Fund and Van Kampen American Capital Asset Management, Inc. (the "Adviser") have adopted Codes of Ethics designed to recognize the fiduciary relationship between the Fund and the Adviser and its employees. The Codes permit directors, trustees, officers and employees to buy and sell securities for their personal accounts subject to certain restrictions. Persons with access to certain sensitive information are subject to preclearance and other procedures designed to prevent conflicts of interest. See also "Item 10. Cover Page" above.


ITEM 13. INVESTMENT OBJECTIVES AND POLICIES.


     (a) See Item 4 in Part A.



     (b)INVESTMENT RESTRICTIONS



        The Fund has adopted the following restrictions which may not be changed without approval by the vote of a majority of its outstanding voting shares, which is defined by the Investment Company Act of 1940, as amended (the "1940 Act"), as the lesser of (i) 67% or more of the voting securities at a meeting if more than 50% of the outstanding voting securities are present or represented by proxy at such meeting; or (ii) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions and policies set forth herein apply at the time of purchase of securities. These restrictions provide that the Fund shall not:



         1. Invest more than 5% of its assets in the securities of any one issuer (except the U.S. Government, its agencies and instrumentalities) or purchase more than 10% of the outstanding voting securities of any one issuer, except that the Fund may purchase securities of other investment companies to the extent permitted by (i) the 1940 Act, (ii) the rules and regulations promulgated by the Securities and Exchange Commission ("SEC") under the 1940 Act, as amended from time to time, or (iii) an exemption or other relief from the provisions of the 1940 Act.

         2. Borrow in excess of 5% of the market or other fair value of its total assets, or pledge its assets to an extent greater than 5% of the market or other fair value of its total assets. Any such borrowings shall be from banks and shall be undertaken only as a temporary measure for extraordinary or emergency purposes.



         3.  Issue senior securities, as defined in the 1940 Act.


         4.  Write puts, calls or combinations thereof.

         5.  Purchase or sell any commodity or commodity contracts.


         6. Underwrite securities of other issuers, except insofar as the Fund may be deemed to be an underwriter for purposes of the Securities Act of 1933, as amended, in the resale of any unregistered securities owned by the Fund; provided, however, the Fund shall not purchase any unregistered securities if immediately after and as a result of such purchase such securities, together with any other illiquid securities held by the Fund, would constitute more than 10% of the Fund's total assets. Illiquid securities are securities which are not readily marketable.


         7. Make any investment in real estate, commodities or commodities contracts, except that the Fund may purchase or sell securities which are secured by real estate.

         8. Make any investment which would cause more than 25% of the market or other fair value of its total assets to be invested in the securities of issuers all of which conduct their principal business activities in the same industry. This restriction does not apply to obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities.

         9.  Make loans of money or securities, except that the Fund may invest
             (a) by investment in repurchase agreements in accordance with applicable requirements set forth in the Fund's Prospectus or (b) by lending its portfolio securities in amounts not to exceed 50% of the Fund's total assets, provided that such loans are secured by cash collateral that is at least equal to the market value. The Fund will not invest in repurchase agreements maturing in more than seven days (unless subject to a demand feature) if any such investment, together with any illiquid securities held by the Fund, exceeds 10% of the market or other fair value of its total net assets.

        10. Make short sales of securities, unless at the time of the sale the Fund owns an equal amount of such securities.

        11. Purchase securities on margin, except that the Fund may obtain such short-term credits as may be necessary for the clearance of purchases and sales of securities.

        12. Invest in warrants or rights except where acquired in units or attached to other securities.


        13. Invest in securities of any company if any officer or trustee of the Fund or of the Adviser owns more than 1/2 of 1% of the outstanding securities of such company, and such officers and trustees own in the aggregate more than 5% of the outstanding securities of such issuer.


        14. Invest in interests in oil, gas, or other mineral exploration or development programs, or invest in oil, gas or mineral leases.

     (c) INAPPLICABLE

     (d) The Fund generally experiences a high rate of portfolio turnover, which may vary from year to year. The rate of portfolio turnover is not a limiting factor when the Adviser deems it desirable to purchase or sell securities. A 100% turnover rate would occur, for example, if all the securities held by the Fund were replaced in a period of one year. Higher portfolio turnover involves correspondingly greater brokerage commissions and other transaction costs, which are borne directly by the Fund. The Fund anticipates that the turnover rate will not reach 100%.

          Over the last three fiscal years, the portfolio turnover rate has dropped significantly. Given the approaching liquidation date of December 16, 1997, there has been less of a need to alter the portfolio structure.


ITEM 14. MANAGEMENT OF THE FUND.


     The Fund's Trustees and Officers and their principal occupations for the past five years are listed below.



                             TRUSTEES AND OFFICERS



     The tables below list the trustees and officers of the Fund and their principal occupations for the last five years and their affiliations, if any, with Van Kampen American Capital Investment Advisory Corp. (the "VK Adviser"), Van Kampen American Capital Asset Management, Inc. (the "AC Adviser"), Van Kampen American Capital Distributors, Inc. (the "Distributor"), Van Kampen American Capital, Inc. ("Van Kampen American Capital"), VK/AC Holding, Inc. or ACCESS Investor Services, Inc. ("ACCESS"). For purposes hereof, the terms "Van Kampen American Capital Funds" or "Fund Complex" includes each of the open-end investment companies advised by the VK Adviser (excluding The Explorer Institutional Trust) and each of the open-end investment companies advised by the AC Adviser (excluding the Van Kampen American Capital Exchange Fund and the Common Sense Trust).


                                    TRUSTEES


                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
J. Miles Branagan.................. Co-founder, Chairman, Chief Executive Officer and
1632 Morning Mountain Road          President of MDT Corporation, a company which develops
Raleigh, NC 27614                   manufactures, markets and services medical and scientific
  Date of Birth: 07/14/32           equipment. Trustee of each of the Van Kampen American
                                    Capital Funds.

Linda Hutton Heagy................. Managing Partner, Paul Ray Berndtson, an executive
10 South Riverside Plaza            recruiting and management consulting firm. Formerly,
Suite 720                           Executive Vice President of ABN AMRO, N.A., a Dutch bank
Chicago, IL 60606                   holding company. Prior to 1992, Executive Vice President
  Date of Birth: 06/03/49           of La Salle National Bank. Trustee of each of the Van
                                    Kampen American Capital Funds.

Roger Hilsman...................... Professor of Government and International Affairs
251-1 Hamburg Cove                  Emeritus, Columbia University. Trustee of each of the Van
Lyme, CT 06371                      Kampen American Capital Funds.
  Date of Birth: 11/23/19

R. Craig Kennedy................... President and Director, German Marshall Fund of the
11 DuPont Circle, N.W.              United States. Formerly, advisor to the Dennis Trading
Washington, D.C. 20036              Group Inc. Prior to 1992, President and Chief Executive
  Date of Birth: 02/29/52           Officer, Director and member of the Investment Committee
                                    of the Joyce Foundation, a private foundation. Trustee of
                                    each of the Van Kampen American Capital Funds.

                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
Dennis J. McDonnell*............... President, Chief Operating Officer and a Director of the
One Parkview Plaza                  VK Adviser, the AC Adviser, Van Kampen American Capital
Oakbrook Terrace, IL 60181          Advisors, Inc. and Van Kampen American Capital
  Date of Birth: 05/20/42           Management, Inc. Executive Vice President and a Director
                                    of VK/AC Holding, Inc. and Van Kampen American Capital.
                                    President and Director of Van Kampen Merritt Equity
                                    Advisors Corp. Director of Van Kampen Merritt Equity
                                    Holdings Corp. Director of McCarthy, Crisanti & Maffei,
                                    Inc. Prior to September 1996, Chief Executive Officer
                                    McCarthy, Crisanti & Maffei, Inc. and Chairman and
                                    Director of MCM Asia Pacific Company, Limited. Prior to
                                    July 1996, President, Chief Operating Officer and Trustee
                                    of VSM Inc. and VCJ Inc. President, Chief Executive
                                    Officer and Trustee of each of the Van Kampen American
                                    Capital Funds. President, Chairman of the Board and
                                    Trustee of other investment companies advised by the VK
                                    Adviser. Executive Vice President of other investment
                                    companies advised by the AC Adviser.

Donald C. Miller................... Prior to 1992, Director of Royal Group, Inc., a company
415 North Adams                     in insurance related businesses. Formerly Vice Chairman
Hinsdale, IL 60521                  and Director of Continental Illinois National Bank and
  Date of Birth: 03/31/20           Trust Company of Chicago and Continental Illinois
                                    Corporation. Trustee and Co-Chairman of each of the Van
                                    Kampen American Capital Funds.

Jack E. Nelson..................... President of Nelson Investment Planning Services, Inc., a
423 Country Club Drive              financial planning company and registered investment
Winter Park, FL 32789               adviser. President of Nelson Investment Brokerage
  Date of Birth: 02/13/36           Services Inc., a member of the National Association of
                                    Securities Dealers, Inc. ("NASD") and Securities
                                    Investors Protection Corp. ("SIPC"). Trustee of each of
                                    the Van Kampen American Capital Funds.

Jerome L. Robinson................. President of Robinson Technical Products Corporation, a
115 River Road                      manufacturer and processor of welding alloys, supplies
Edgewater, NJ 07020                 and equipment. Director of Pacesetter Software, a
  Date of Birth: 10/10/22           software programming company specializing in white collar
                                    productivity. Director of Panasia Bank. Trustee of each
                                    of the Van Kampen American Capital Funds.

Fernando Sisto..................... George M. Bond Chaired Professor and, prior to 1995, Dean
155 Hickory Lane                    of Graduate School and Chairman, Department of Mechanical
Closter, NJ 07624-2322              Engineering, Stevens Institute of Technology. Director of
  Date of Birth: 08/02/24           Dynalysis of Princeton, a firm engaged in engineering
                                    research. Trustee and Co-Chairman of each of the Van
                                    Kampen American Capital Funds.

Wayne W. Whalen*................... Partner in the law firm of Skadden, Arps, Slate, Meagher
333 West Wacker Drive               & Flom (Illinois), legal counsel to the Van Kampen
Chicago, IL 60606                   American Capital Funds, The Explorer Institutional Trust
  Date of Birth: 08/22/39           and the closed-end investment companies advised by the VK
                                    Adviser. Trustee of each of the Van Kampen American
                                    Capital Funds, The Explorer Institutional Trust and the
                                    closed-end investment companies advised by the VK
                                    Adviser.

                                                    PRINCIPAL OCCUPATIONS OR
       NAME, ADDRESS AND AGE                       EMPLOYMENT IN PAST 5 YEARS
----------------------------------- ---------------------------------------------------------
William S. Woodside................ Vice Chairman of the Board of LSG Sky Chefs, Inc., a
712 Fifth Avenue                    caterer of airline food. Formerly, Director of Primerica
40th Floor                          Corporation (currently known as The Traveler's Inc.).
New York, NY 10019                  Formerly, Director of James River Corporation, a producer
  Date of Birth: 01/31/22           of paper products. Trustee, and former President of
                                    Whitney Museum of American Art. Formerly, Chairman of
                                    Institute for Educational Leadership, Inc., Board of
                                    Visitors, Graduate School of The City University of New
                                    York, Academy of Political Science. Trustee of Committee
                                    for Economic Development. Director of Public Education
                                    Fund Network, Fund for New York City Public Education.
                                    Trustee of Barnard College. Member of Dean's Council,
                                    Harvard School of Public Health. Member of Mental Health
                                    Task Force, Carter Center. Trustee of each of the Van
                                    Kampen American Capital Funds.


---------------

 * Such trustees are "interested persons" (within the meaning of Section 2(a)(19) of the 1940 Act). Mr. McDonnell is an interested person of the VK Adviser, the AC Adviser and the Fund by reason of his positions with the VK Adviser and the AC Adviser. Mr. Whalen is an interested person of the Fund by reason of his firm acting as legal counsel to the Fund.


                                    OFFICERS



     The address for Curtis W. Morell, Alan T. Sachtleben, Paul R. Wolkenberg, Tanya M. Loden, Huey P. Falgout, Jr. and Robert Sullivan is 2800 Post Oak Blvd., Houston, TX 77056. The address for Peter W. Hegel, Ronald A. Nyberg, Edward C. Wood III, John L. Sullivan, Nicholas Dalmaso, Scott E. Martin, Weston B. Wetherell and Steven M. Hill is One Parkview Plaza, Oakbrook Terrace, IL 60181.



                               POSITIONS AND                  PRINCIPAL OCCUPATIONS
      NAME AND AGE           OFFICES WITH FUND                 DURING PAST 5 YEARS
------------------------  -----------------------  -------------------------------------------
Peter W. Hegel..........  Vice President           Executive Vice President of the VK Adviser,
  Date of Birth:                                   AC Adviser, Van Kampen American Capital
06/25/56                                           Management, Inc. and Van Kampen American
                                                   Capital Advisors, Inc. Prior to September
                                                   1996, Director of McCarthy, Crisanti &
                                                   Maffei, Inc. Prior to July 1996, Director
                                                   of VSM Inc. Vice President of each of the
                                                   Van Kampen American Capital Funds and other
                                                   investment companies advised by the VK
                                                   Adviser and the AC Adviser.
Curtis W. Morell........  Vice President and       Senior Vice President of the VK Adviser and
  Date of Birth:          Chief Accounting         the AC Adviser. Vice President and Chief
08/04/46                  Officer                  Accounting Officer of each of the Van
                                                   Kampen American Capital Funds and other
                                                   investment companies advised by the VK
                                                   Adviser and AC Adviser.

                                    POSITIONS AND                  PRINCIPAL OCCUPATIONS
      NAME AND AGE                OFFICES WITH FUND                 DURING PAST 5 YEARS
------------------------       -----------------------  -------------------------------------------
Ronald A. Nyberg.........      Vice President and       Executive Vice President, General Counsel
  Date of Birth: 07/29/53      Secretary                and Secretary of Van Kampen American
                                                        Capital and VK/AC Holding, Inc. Executive
                                                        Vice President, General Counsel and a
                                                        Director of the Distributor, the VK
                                                        Adviser, the AC Adviser, Van Kampen
                                                        American Capital Management, Inc., Van
                                                        Kampen Merritt Equity Advisors Corp. and
                                                        Van Kampen Merritt Equity Holdings Corp.
                                                        Executive Vice President, General Counsel
                                                        and Assistant Secretary of Van Kampen
                                                        American Capital Advisors, Inc., American
                                                        Capital Contractual Services, Inc., Van
                                                        Kampen American Capital Exchange
                                                        Corporation, Van Kampen American Capital
                                                        Services, Inc. and ACCESS. Executive Vice
                                                        President, General Counsel, Assistant
                                                        Secretary and Director of Van Kampen
                                                        American Capital Trust Company. Director of
                                                        ICI Mutual Insurance Co., a provider of
                                                        insurance to members of the Investment
                                                        Company Institute. Prior to September 1996,
                                                        General Counsel of McCarthy, Crisanti &
                                                        Maffei, Inc. Prior to July 1996, Executive
                                                        Vice President and General Counsel of VSM
                                                        Inc. and VCJ Inc. Vice President and
                                                        Secretary of each of the Van Kampen
                                                        American Capital Funds and other investment
                                                        companies advised by the VK Adviser and AC
                                                        Adviser.

Alan T. Sachtleben.......      Vice President           Executive Vice President of the VK Adviser
  Date of Birth: 04/20/42                               and Van Kampen American Capital Management,
                                                        Inc. Executive Vice President and a
                                                        Director of the AC Adviser and Van Kampen
                                                        American Capital Advisors, Inc. Vice
                                                        President of each of the Van Kampen
                                                        American Capital Funds and other investment
                                                        companies advised by the VK Adviser and AC
                                                        Adviser.

Paul R. Wolkenberg.......      Vice President           Executive Vice President of VK/AC Holding,
  Date of Birth: 11/10/44                               Inc., Van Kampen American Capital, the
                                                        Distributor and the AC Adviser. President,
                                                        Chief Executive Officer and a Director of
                                                        Van Kampen American Capital Trust Company
                                                        and ACCESS. Director of American Capital
                                                        Contractual Services, Inc. Vice President
                                                        of each of the Van Kampen American Capital
                                                        Funds and other investment companies
                                                        advised by the VK Adviser and AC Adviser.

Edward C. Wood III.......      Vice President and       Senior Vice President of the VK Adviser,
  Date of Birth: 01/11/56      Chief Financial Officer  the AC Adviser and Van Kampen American
                                                        Capital Management, Inc. Vice President and
                                                        Chief Financial Officer of each of the Van
                                                        Kampen American Capital Funds and other
                                                        investment companies advised by the VK
                                                        Adviser and the AC Adviser.

John L. Sullivan.........      Treasurer                First Vice President of the VK Adviser and
  Date of Birth: 08/20/55                               the AC Adviser. Treasurer of each of the
                                                        Van Kampen American Capital Funds and other
                                                        investment companies advised by the VK
                                                        Adviser and the AC Adviser.

                               POSITIONS AND                  PRINCIPAL OCCUPATIONS
      NAME AND AGE           OFFICES WITH FUND                 DURING PAST 5 YEARS
------------------------  -----------------------  -------------------------------------------
ACAdviser.Nicholas        Assistant Secretary      Assistant Vice President and Senior
  Dalmaso...............                           Attorney of Van Kampen American Capital.
  Date of Birth:                                   Assistant Vice President and Assistant
03/01/65                                           Secretary of the Distributor, the VK
                                                   Adviser, the AC Adviser and Van Kampen
                                                   American Capital Management, Inc. Assistant
                                                   Vice President of Van Kampen American
                                                   Capital Advisors, Inc. Assistant Secretary
                                                   of each of the Van Kampen American Capital
                                                   Funds and other investment companies
                                                   advised by the VK Adviser and the AC
                                                   Adviser. Prior to May 1992, attorney for
                                                   Cantwell & Cantwell, a Chicago law firm.
Huey P. Falgout, Jr.....  Assistant Secretary      Assistant Vice President and Senior
  Date of Birth:                                   Attorney of Van Kampen American Capital.
11/15/63                                           Assistant Vice President and Assistant
                                                   Secretary of the Distributor, the VK
                                                   Adviser, the AC Adviser, Van Kampen
                                                   American Capital Management, Inc., Van
                                                   Kampen American Capital Advisors, Inc.,
                                                   American Capital Contractual Services,
                                                   Inc., Van Kampen American Capital Exchange
                                                   Corporation and ACCESS. Assistant Secretary
                                                   of each of the Van Kampen American Capital
                                                   Funds and other investment companies
                                                   advised by the VK Adviser and AC Adviser.
Scott E. Martin.........  Assistant Secretary      Senior Vice President, Deputy General
  Date of Birth:                                   Counsel and Assistant Secretary of Van
08/20/56                                           Kampen American Capital and VK/AC Holding,
                                                   Inc. Senior Vice President, Deputy General
                                                   Counsel and Secretary of the VK Adviser,
                                                   the AC Adviser, the Distributor, Van Kampen
                                                   American Capital Management, Inc., Van
                                                   Kampen American Capital Advisors, Inc.,
                                                   American Capital Contractual Services,
                                                   Inc., Van Kampen American Capital Exchange
                                                   Corporation, Van Kampen American Capital
                                                   Services, Inc., ACCESS, Van Kampen Merritt
                                                   Equity Advisors Corp. and Van Kampen
                                                   Merritt Equity Holdings Corp. Prior to
                                                   September 1996, Deputy General Counsel and
                                                   Secretary of McCarthy, Crisanti & Maffei,
                                                   Inc. Prior to July 1996, Senior Vice
                                                   President, Deputy General Counsel and
                                                   Secretary of VSM Inc. and VCJ Inc.
                                                   Assistant Secretary of each of the Van
                                                   Kampen American Capital Funds and other
                                                   investment companies advised by the VK
                                                   Adviser and the AC Adviser.
Weston B. Wetherell.....  Assistant Secretary      Vice President, Associate General Counsel
  Date of Birth:                                   and Assistant Secretary of Van Kampen
06/15/56                                           American Capital, the VK Adviser, the AC
                                                   Adviser, the Distributor, Van Kampen
                                                   American Capital Management, Inc. and Van
                                                   Kampen American Capital Advisors, Inc.
                                                   Assistant Secretary of each of the Van
                                                   Kampen American Capital Funds and other
                                                   investment companies advised by the VK
                                                   Adviser and the AC Adviser.

                               POSITIONS AND                  PRINCIPAL OCCUPATIONS
      NAME AND AGE           OFFICES WITH FUND                 DURING PAST 5 YEARS
------------------------  -----------------------  -------------------------------------------
Steven M. Hill..........  Assistant Treasurer      Assistant Vice President of the VK Adviser
  Date of Birth:                                   and AC Adviser. Assistant Treasurer of each
10/16/64                                           of the Van Kampen American Capital Funds
                                                   and other investment companies advised by
                                                   the VK Adviser and the AC Adviser.
Robert Sullivan.........  Assistant Controller     Assistant Vice President of the VK Adviser
  Date of Birth:                                   and the AC Adviser. Assistant Controller of
03/30/33                                           each of the Van Kampen American Capital
                                                   Funds and other investment companies
                                                   advised by the VK Adviser and the AC
                                                   Adviser.

     Each of the foregoing trustees and officers holds the same position with each of the funds in the Fund Complex. As of December 31, 1995, there were 50 funds in the Fund Complex. Each trustee who is not an affiliated person of the VK Adviser, the AC Adviser, the Distributor or Van Kampen American Capital (each a "Non-Affiliated Trustee") is compensated by an annual retainer and meeting fees for services to the funds in the Fund Complex. Each fund in the Fund Complex provides a deferred compensation plan to its Non-Affiliated Trustees that allows trustees to defer receipt of his or her compensation and earn a return on such deferred amounts based upon the return of the common shares of the funds in the Fund Complex as more fully described below. Each fund in the Fund Complex also provides a retirement plan to its Non-Affiliated Trustees that provides Non-Affiliated Trustees with compensation after retirement, provided that certain eligibility requirements are met as more fully described below.

     The compensation of each Non-Affiliated Trustee includes a retainer by the funds in the Fund Complex advised by the AC Adviser (the "AC Funds") in an amount equal to $35,000 per calendar year, due in four quarterly installments on the first business day of each calendar quarter. The AC Funds pay each Non-Affiliated Trustee a per meeting fee in the amount of $2,000 per regular quarterly meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee. Payment of the annual retainer and the regular meeting fee is allocated among the AC Funds (i) 50% on the basis of the relative net assets of each AC Fund to the aggregate net assets of all the AC Funds and (ii) 50% equally to each AC Fund, in each case as of the last business day of the preceding calendar quarter. Each AC Fund participating in any special meeting of the trustees generally pays each Non-Affiliated Trustee a per meeting fee in the amount of $125 per special meeting attended by the Non-Affiliated Trustee, due on the date of such meeting, plus reasonable expenses incurred by the Non-Affiliated Trustee in connection with his or her services as a trustee, provided that no compensation will be paid in connection with certain telephonic special meetings.

     The trustees have approved an aggregate compensation cap with respect to funds in the Fund Complex of $84,000 per Non-Affiliated Trustee per year (excluding any retirement benefits) for the period July 22, 1995 through December 31, 1996, subject to the net assets and the number of funds in the Fund Complex as of July 21, 1995 and certain other exceptions. In addition, each of the VK Adviser or the AC Adviser, as the case may be, has agreed to reimburse each fund in the Fund Complex through December 31, 1996 for any increase in the aggregate trustee's compensation over the aggregate compensation paid by such fund in its 1994 fiscal year, provided that if a fund did not exist for the entire 1994 fiscal year appropriate adjustments will be made.

     Each Non-Affiliated Trustee can elect to defer receipt of all or a portion of the compensation earned by such Non-Affiliated Trustee until retirement. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The deferred compensation plan is not funded and obligations thereunder represent general unsecured claims against the general assets of the Fund.

     Additional information regarding compensation and benefits for trustees is set forth below. The "Registrant" is the Fund. As indicated in the notes accompanying the table, the amounts relate to either the Registrant's last fiscal year ended August 31, 1996 or the Fund Complex' last calendar year ended December 31, 1995.


                               COMPENSATION TABLE


                                                                                           TOTAL
                                                                                       COMPENSATION
                                                                     AGGREGATE        BEFORE DEFERRAL
                                                                    COMPENSATION      FROM REGISTRANT
                                                                  BEFORE DEFERRAL        AND FUND
                                                                        FROM          COMPLEX PAID TO
                            NAME(1)                                REGISTRANT(2)        TRUSTEE(3)
---------------------------------------------------------------   ----------------    ---------------
J. Miles Branagan..............................................         $820              $84,250
Dr. Richard E. Caruso..........................................          180               57,250
Philip P. Gaughan..............................................          320               76,500
Linda Hutton Heagy.............................................          710               38,417
Dr. Roger Hilsman..............................................          800               91,250
R. Craig Kennedy...............................................          800               92,625
Donald C. Miller...............................................          760               94,625
Jack E. Nelson.................................................          800               93,625
David Rees.....................................................          600               83,250
Jerome L. Robinson.............................................          800               89,375
Lawrence J. Sheehan............................................          400               91,250
Dr. Fernando Sisto.............................................          800               98,750
Wayne W. Whalen................................................          800               93,375
William S. Woodside............................................          800               79,125


---------------

(1) Mr. McDonnell, a trustee of the Fund, is an affiliated person of the VK Adviser and AC Adviser and is not eligible for compensation or retirement benefits from the Registrant. Messrs. Gaughan, Kennedy, Miller, Nelson, Robinson and Whalen were elected by shareholders to the Board of Trustees on July 21, 1995. Ms. Heagy was appointed to the Board of Trustees on September 7, 1995. Mr. McDonnell was appointed to the Board of Trustees on January 30, 1996. Mr. Don G. Powell resigned from the Board of Trustees on August 15, 1996, and did not receive any compensation or benefits from the Fund while a trustee because he was an affiliated person of the VK Adviser and AC Adviser. Messrs. Gaughan and Rees retired from the Board of Trustees on January 26, 1996 and January 29, 1996, respectively. Messrs. Caruso and Sheehan were removed from the Board of Trustees effective September 7, 1995 and January 29, 1996, respectively. Messrs. Hilsman, Miller and Woodside are retiring from the Board of Trustees as of December 31, 1996.



(2) The amounts shown in this column are aggregated from the compensation paid by each series in operation during the Registrant's fiscal year ended August 31, 1996 before deferral by the trustees under the deferred compensation plan. The following trustees deferred all or a portion of their compensation from the Registrant during the fiscal year ended August 31, 1996: Dr. Caruso, $180; Mr. Gaughan, $160; Ms. Heagy, $520; Mr. Kennedy, $600; Mr. Miller, $560; Mr. Nelson, $600; Mr. Rees, $200; Mr. Robinson, $600; and Mr. Whalen, $600. The cumulative deferred compensation (including interest) accrued with respect to each trustee from the Registrant as of August 31, 1996 is as follows: Dr. Caruso, $3,886; Mr. Gaughan, $171; Ms. Heagy, $534; Mr. Kennedy, $614; Mr. Miller, $572; Mr. Nelson, $614; Mr. Rees, $808; Mr. Robinson, $614; Dr. Sisto, $448; and Mr. Whalen, $614. The deferred compensation plan is described above the Compensation Table. Amounts deferred are retained by the Fund and earn a rate of return determined by reference to either the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation.



(3) The amounts shown in this column represent the aggregate compensation paid by all of the funds in the Fund Complex as of December 31, 1995, before deferral by the trustees under the deferred compensation plan. The following trustees deferred compensation paid by the Registrant and the Fund Complex during the calendar year ended December 31, 1995; Dr. Caruso, $41,750; Mr. Gaughan, $57,750; Ms. Heagy, $8,750; Mr. Kennedy, $65,875; Mr. Miller, $65,875; Mr. Nelson, $65,875; Mr. Rees, $8,375;

   Mr. Robinson, $62,375; Dr. Sisto, $30,260; and Mr. Whalen, $65,625. The deferred compensation earns a rate of return determined by reference to the return on the common shares of the Fund or other funds in the Fund Complex as selected by the respective Non-Affiliated Trustee. To the extent permitted by the 1940 Act, the Fund may invest in securities of those funds selected by the Non-Affiliated Trustees in order to match the deferred compensation obligation. The trustees' Fund Complex compensation cap commenced on July 22, 1995 and covered the period between July 22, 1995 and December 31, 1995. Compensation received prior to July 22, 1995 was not subject to the cap. For the calendar year ended December 31, 1995, while certain trustees received compensation over $84,000 in the aggregate, no trustee received compensation in excess of the pro rata amount of the Fund Complex cap for the period July 22, 1995 through December 31, 1995. In addition to the amounts set forth above, certain trustees received lump sum retirement benefit distributions not subject to the cap in 1995 related to three mutual funds that ceased investment operations during 1995 as follows:
   Mr. Gaughan, $22,136; Mr. Miller, $33,205; Mr. Nelson, $30,851; Mr.
   Robinson, $11,068; and Mr. Whalen, $27,332. The VK Adviser, AC Adviser and their affiliates also serve as investment adviser for other investment companies; however, with the exception of Messrs. McDonnell and Whalen, the trustees were not trustees of such investment companies. Combining the Fund Complex with other investment companies advised by the VK Adviser, AC Adviser and their affiliates, Mr. Whalen received Total Compensation of $268,857 during the calendar year ended December 31, 1995.


ITEM 15. CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.



     (a-b) As of December 6, 1996, Amivest Corporation, a Delaware corporation, 767 5th Avenue, 50th Floor, New York, New York 10153, serves as investment adviser to a number of pension and trust funds that hold shares of the Fund, including those for which Amalgamated Bank serves as custodian. As a result of such relationship, Amivest may be deemed to control the Fund.


     In addition, Van Kampen American Capital Trust Company, acts as custodian for certain employee benefit plans and individual retirement accounts.


                                                                                 PERCENT
                                  NAME AND ADDRESS                                 OF
                                 OF BENEFICIAL OWNER                            OWNERSHIP
         -------------------------------------------------------------------    ---------
         Amalgamated Bank of New York Cust.                                        30.97%
         TWU-NYC Private Bus Lines Pension Fund
         Amivest Corp. Discretionary Investment Manager
         P.O. Box 0370 Cooper Station
         New York, New York 10276-0370

         Van Kampen American Capital Trust Company                                 14.06%
         2800 Post Oak Boulevard
         Houston, Texas 77056

         Amalgamated Bank of New York Cust.                                         9.56%
         Marble Industry Trust Fund
         P.O. Box 0370 Cooper Station
         New York, NY 10276-0370

         Amalgamated Bank of New York Cust.                                         7.04%
         Elevator Div. Retirement Benefit Plan
         Amivest Corp. Discretionary Investment Manager
         P.O. Box 0370
         New York, New York 10276-0370

         Amalgamated Bank of New York Cust.                                         6.96%
         NY City Hotel Trades Council & Hotel Association
           Pension Fund
         Amivest Corp. Discretionary Investment Manager
         P.O. Box 0370
         New York, New York 10276-0370

     (c) As of December 6, 1996, the Trustees and Officers of the Fund as a group owned less than 1% of the outstanding shares of the Fund.



         No Officer or Trustee of the Fund owns or would be able to acquire 5% or more of the common stock of VK/AC Holding, Inc.


ITEM 16. INVESTMENT ADVISORY AND OTHER SERVICES.


     (a) (i) The Adviser, the Distributor and ACCESS are wholly owned subsidiaries of Van Kampen American Capital, Inc. ("VKAC"), which is a wholly-owned subsidiary of VK/AC Holding, Inc. VK/AC Holding, Inc. is a wholly-owned subsidiary of MSAM Holdings II, Inc. which, in turn, is a wholly-owned subsidiary of Morgan Stanley Group Inc. The Adviser's principal office is located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.



              Morgan Stanley Group Inc. and various of its directly or indirectly owned subsidiaries, including Morgan Stanley & Co. Incorporated, a registered broker-dealer and investment adviser, and Morgan Stanley International, are engaged in a wide range of financial services. Their principal businesses include securities underwriting, distribution and trading; merger, acquisition, restructuring and other corporate finance advisory activities; merchant banking; stock brokerage and research services; asset management; trading of futures, options, foreign exchange, commodities and swaps (involving foreign exchange, commodities, indices and interest rates); real estate advice, financing and investing; and global custody, securities clearance services and securities lending.


         (ii) See Item 14(a).


        (iii) The Fund and the Adviser are parties to an investment advisory agreement (the "Advisory Agreement"). Under the Advisory Agreement, the Fund pays to the Adviser as compensation for the services rendered, facilities furnished, and expenses paid by it a fee payable monthly computed on average daily net assets of the Fund at an annual rate of 0.50% on the Fund's average daily net assets. During the fiscal years ended August 31, 1994, 1995 and 1996 the Adviser received $89,343, $78,242 and $75,986 (with expense waiver) in advisory fees from the Fund, respectively.


              The Fund's average net assets are determined by taking the average of all of the determinations of the net assets during a given calendar month. Such fee is payable for each calendar month as soon as practicable after the end of that month. The fee payable to the Adviser is reduced by any commissions, tender solicitation and other fees, brokerage or similar payments received by the Adviser or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. in connection with the purchase and sale of portfolio investments of the Fund, less any direct expenses incurred by such subsidiary of VK/AC Holding, Inc. in connection with obtaining such commissions, fees, brokerage or similar payments. The Adviser agrees to use its best efforts to recapture tender solicitation fees and exchange offer fees for the Fund's benefit and to advise the Trustees of the Fund of any other commissions, fees, brokerage or similar payments which may be possible for the Adviser or any other direct or indirect majority owned subsidiary of VK/AC Holding, Inc. to receive in connection with the Fund's portfolio transactions or other arrangements which may benefit the Fund.

              The Advisory Agreement also provides that, in the event the ordinary business expenses of the Fund for any fiscal year exceed the most restrictive expense limitation applicable in the states where the Fund's shares are qualified for sale, the Adviser's monthly compensation will be reduced by the amount of such excess and that, if the amount of such excess exceeds the Adviser's monthly compensation, the Adviser will pay the Fund an amount sufficient to make up the deficiency, subject to readjustment during the Fund's fiscal year. Ordinary business expenses include the investment advisory fee and other operating costs paid by the Fund except (1) interest and taxes, (2) brokerage commissions,
              (3) certain litigation and indemnification expenses as described in the Advisory Agreement and (4) payments made by the Fund pursuant to the Distribution Plan. The Advisory Agreement also provides that the Adviser shall not be liable to the Fund for any actions or omissions if it acted in good faith without negligence or misconduct.

           The most restrictive applicable limitation will be 2 1/2% of the first $30 million, 2% of the next $70 million, and 1 1/2% of the remaining average net assets.


           The Advisory Agreement may be continued from year-to-year if specifically approved at least annually (a)(i) by the Fund's Trustees or (ii) by vote of a majority of the Fund's outstanding voting securities and (b) by the affirmative vote of a majority of the Trustees who are not parties to the agreement or interested persons of any such party by votes cast in person at a meeting called for such purpose. The Advisory Agreement provides that it shall terminate automatically if assigned and that it may be terminated without penalty by either party on 60 days' written notice.



     (b) Under the Advisory Agreement, the Fund retains the Adviser to manage the investment of its assets including the placing of orders for the purchase and sale of portfolio securities. The Adviser obtains and evaluates economic, statistical and financial information to formulate and implement the Fund's investment programs. The Adviser also furnishes the services of the Fund's President and such other executive and clerical personnel as are necessary to prepare the various reports and statements and conduct the Fund's day-to-day operations. Under the Advisory Agreement, the Fund bears the cost of its accounting services, which include maintaining its financial books and records and calculating its net asset value. The costs of such accounting services include the salaries and overhead expenses of the Fund's Treasurer and the personnel operating under his direction. For the fiscal years ended August 31, 1994, 1995 and 1996, the Fund paid $52,629, $49,880 and
         $54,874, respectively, for accounting services. A portion of these amounts were paid to the Adviser or its parent in reimbursement of personnel, facilities and equipment costs attributable to the provision of accounting services to the Fund. The services provided by the Adviser are at cost, which is allocated among the investment companies advised or sub-advised by the Adviser. The Fund also pays shareholder service agency fees, custodian fees, legal and auditing fees, the costs of reports to shareholders, and all other ordinary business expenses not specifically assumed by the Adviser. The Advisory Agreement also provides that the Adviser shall not be liable to the Fund for any actions or omissions if it acted without bad faith, negligence or reckless disregard of its obligations.


     (c) INAPPLICABLE

     (d) INAPPLICABLE

     (e) INAPPLICABLE


     (f) DISTRIBUTION AND SERVICE PLANS



         The Fund has adopted a distribution plan (the "Distribution Plan") with respect to its shares pursuant to Rule 12b-1 under the 1940 Act. The Fund also has adopted a service plan (the "Service Plan"). The Distribution Plan and the Service Plan sometimes are referred to herein as the "Plans". The Plans provide that the Fund may spend a portion of the Fund's average daily net assets in connection with distribution of the respective class of shares and in connection with the provision of ongoing services to shareholders. The Distribution Plan and the Service Plan are being implemented through an agreement (the "Distribution and Service Agreement") with the Distributor of the Fund's shares, sub-agreements between the Distributor and members of the NASD who are acting as securities dealers and NASD members or eligible non-members who are acting as brokers or agents and similar agreements between the Fund and financial intermediaries who are acting as brokers (collectively, "Selling Agreements") that may provide for their customers or clients certain services or assistance, which may include, but not be limited to, processing purchase and redemption transactions, establishing and maintaining shareholder accounts regarding the Fund, and such other services as may be agreed to from time to time and as may be permitted by applicable statute, rule or regulation. Brokers, dealers and financial intermediaries that have entered into sub-agreements with the Distributor and sell shares of the Fund are referred to herein as "financial intermediaries."



         The Distributor must submit quarterly reports to the Board of Trustees of the Trust, of which the Fund is a series, setting forth all amounts paid under the Distribution Plan and the purposes for which such expenditures were made, together with such other information as from time to time is reasonably requested by the Trustees. The Plans provide that they will continue in full force and effect from year to year so long as such continuance is specifically approved by a vote of the Trustees, and also by a vote of the disinterested Trustees, cast in person at a meeting called for the purpose of voting on the Plans. Each of the Plans may not be amended to increase materially the amount to be spent for the services described therein with respect to the Fund's shares without approval by a vote of a majority of the outstanding voting shares, and all material amendments to either of the Plans must be approved by the Trustees and also by the disinterested Trustees. Each of the Plans may be terminated at any time by a vote of a majority of the disinterested Trustees or by a vote of a majority of the outstanding voting shares.



         For the fiscal year ended August 31, 1996, the Fund had aggregate expenses under the Plan of $42,215 or 0.25% of the Fund's average net assets. See also Item 7(e-f) of the Prospectus.


     (g) INAPPLICABLE

     (h) The Custodian of all the Fund's assets is State Street Bank and Trust Company located at 225 Franklin Street, Boston, Massachusetts 02110.


         Price Waterhouse LLP, 1201 Louisiana Suite 2900, Houston, Texas 77002, are the independent accountants for the Fund.



     (i) During the fiscal years ended August 31, 1994, 1995 and 1996, ACCESS, shareholder service agent for the Fund, received fees aggregating $25,738, $22,750 and $14,186, respectively. These services are provided at cost plus a profit.


ITEM 17. BROKERAGE ALLOCATION AND OTHER PRACTICES.

     (a) The Adviser is responsible for the placement of orders for the purchase and sale of portfolio securities for the Fund. U.S. Government securities and other debt securities in which the Fund invests are traded in the over-the-counter market. Such securities are generally traded on a net basis with dealers acting as principal for their own accounts without a stated commission, although the prices of the securities usually include a profit to the dealers. It is the policy of the Fund to seek to obtain the best net results taking into account such factors as price (including the applicable dealer spread), the size, type and difficulty of the transaction involved, the firm's general execution and operational facilities, the firm's risk in positioning the securities involved and the provision of supplemental investment research by the firm. The information received may be used by the Adviser in managing the assets of other advisory accounts as well as in the management of the assets of the Fund. While the Fund seeks reasonably competitive dealer spreads, the Fund will not necessarily be paying the lowest spread available. The Adviser is authorized to place portfolio transactions with brokerage firms participating in the distribution of shares of the Fund and other Van Kampen American Capital mutual funds if it reasonably believes that the quality of the execution and the commissions are comparable to that available from other qualified brokerage firms.

         No brokerage commissions were paid by the Fund on portfolio transactions for the fiscal years ending August 31, 1994, 1995 and 1996.

     (b) INAPPLICABLE.

     (c) In selecting dealers, the Adviser considers the firm's reliability, the quality of its execution services on a continuing basis and its financial condition. When more than one firm is believed to meet these criteria, preference may be given to firms which also provide research services to the Fund or the Adviser.

         The Adviser seeks to allocate portfolio transactions equitably whenever concurrent decisions are made to purchase or sell securities by the Fund and another advisory account. In some cases, this procedure could have an adverse effect on the price or the amount of securities available to the Fund. In making such allocations among the Fund and other advisory accounts, the main factors considered by the Adviser are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held, and opinions of the persons responsible for recommending the investment.

         The Adviser's brokerage practices are monitored on a quarterly basis by the Brokerage Review Committee comprised of Fund Trustees who are not affiliated persons (as defined in the 1940 Act) of the Adviser.

     (d) INAPPLICABLE

     (e) INAPPLICABLE

ITEM 18. CAPITAL STOCK AND OTHER SECURITIES.

     See Item 6.

ITEM 19. PURCHASE, REDEMPTION AND PRICING OF SECURITIES BEING OFFERED.

     (a) Shares of the Fund are not currently being offered to the public. See
Item 7.


     (b) See Items 7(b) and 8.


     (c) INAPPLICABLE

ITEM 20. TAX STATUS.

     See Item 6(g).

ITEM 21. UNDERWRITERS.

     (a) The Distributor acts as the principal underwriter of the Fund's shares pursuant to a written agreement (the "Underwriting Agreement"). Shares of the Fund are not currently being offered to the public. No shares of the Fund were sold during the fiscal year ended August 31, 1994, 1995 and 1996.

     (b) See Item 21(a).

     (c) INAPPLICABLE

ITEM 22. CALCULATION OF PERFORMANCE DATA.


     The average annualized total returns, including payment of the sales charge, for the Fund for the one year and five year periods ended August 31, 1996 were (0.01%) and 5.21%, respectively. The average annualized total return for the Fund for the period since September 11, 1990 (the commencement of investment operations of the Fund) through August 31, 1996 was 6.24%. These results are based on historical earnings and asset value fluctuations and are not intended to indicate future performance. Such information should be considered in light of the Fund's investment objective and policies as well as the risks incurred in the Fund's investment practices.


     Certain additional performance information regarding the Fund is contained in the Fund's Annual Report for the fiscal year ended August 31, 1996.

     From time to time, in reports or other communications, or in advertising or sales materials, the Adviser may announce the results of actual tests performed by DALBAR Financial Securities, Inc., an independent research firm, as they relate to the level of services for mutual fund investors, and may refer to the Missouri

Quality Award received by ACCESS, the Fund's transfer agent, in 1993. In addition, the Adviser may also refer to the Houston Awards for Quality received by Van Kampen American Capital in 1994.


     The Fund may, from time to time: (1) illustrate the benefits of tax-deferral by comparing taxable investments to investments made through tax-deferred retirement plans; (2) illustrate in graph or chart form, or otherwise, the benefits of dollar cost averaging by comparing investments made pursuant to a systematic investment plan to investments made in a rising market; and (3) in reports or other communications to shareholders or in advertising material, illustrate the benefits of compounding at various assumed rates of return. Such illustrations may be in the form of charts or graphs and will not be based on historical returns experienced by the Fund.

                        INDEPENDENT ACCOUNTANTS' REPORT

To the Shareholders and Board of Trustees of Van Kampen American Capital Government Target Fund

In our opinion, the accompanying statement of assets and liabilities, includ-ing the portfolio of investments, and the related statements of operations and of changes in net assets and the financial highlights present fairly, in all material respects, the financial position of Van Kampen American Capital Gov-ernment Target Fund (the "Fund") at August 31, 1996, the results of its opera-tions, the changes in its net assets and the financial highlights for each of the periods presented, in conformity with generally accepted accounting prin-ciples. These financial statements and financial highlights (hereafter re-ferred to as "financial statements") are the responsibility of the Fund's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with generally accepted auditing standards which re-quire that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and dis-closures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall fi-nancial presentation. We believe that our audits, which included confirmation of securities at August 31, 1996 by correspondence with the custodian, provide a reasonable basis for the opinion expressed above.

PRICE WATERHOUSE LLP

Houston, Texas
October 10, 1996

                            PORTFOLIO OF INVESTMENTS

                                August 31, 1996

--------------------------------------------------------------------------------

 Par
 Amount
 (000)  Description                   Coupon        Maturity       Market Value
-------------------------------------------------------------------------------

        UNITED STATES GOVERNMENT AGENCY OBLIGATIONS 49.0%
 $7,668 Federal National Mortgage
        Association 15 Year DWARF
        Pools (Cost $7,510,181)
        (a)........................    8.000% 05/01/07 to 12/01/10 $ 7,785,743

                                                                   -----------
 SHORT-TERM INVESTMENTS AT AMORTIZED
 COST 51.4%
        REPURCHASE AGREEMENT 16.9%
  2,685 Donaldson, Lufkin & Jenrette (Collateralized by U.S.
        Government Obligations in a pooled cash account, dated
        08/30/96, to be sold on 09/03/96 at $2,686,560).........     2,685,000
                                                                   -----------
        U.S. GOVERNMENT AGENCY OBLIGATIONS 34.5%
  1,500 Federal Home Loan Bank Discount Note (Yielding 5.273%,
        09/19/96 maturity)......................................     1,495,916
  2,000 Federal Home Loan Bank Discount Note (Yielding 5.324%,
        09/23/96 maturity)......................................     1,993,253
  2,000 Federal Home Loan Mortgage Corp Discount Note (Yielding
        5.329%, 09/23/96 maturity)..............................     1,993,253
                                                                   -----------
                                                                     5,482,422
                                                                   -----------
 TOTAL SHORT-TERM INVESTMENTS AT AMORTIZED COST                      8,167,422
 LIABILITIES IN EXCESS OF OTHER ASSETS (0.4%)                          (59,398)
                                                                   -----------
 NET ASSETS 100.0%                                                 $15,893,767
                                                                   -----------

(a) At August 31, 1996, cost for federal income tax purposes is $7,510,181; the aggregate gross unrealized appreciation is $275,562, and the aggregate gross unrealized depreciation is $0, resulting in net unrealized appreciation of $275,562.

                        See Notes to Financial Statements

                      STATEMENT OF ASSETS AND LIABILITIES

                                August 31, 1996

--------------------------------------------------------------------------------

ASSETS:
Investments, at Market Value (Cost $7,510,181) (Note 1)..........  $ 7,785,743
Short-Term Investments (Note 1)..................................    5,482,422
Repurchase Agreement (Note 1)....................................    2,685,000
Cash.............................................................        4,187
Interest Receivable..............................................       51,122
Other............................................................       19,511
                                                                   -----------
 Total Assets....................................................  $16,027,985
                                                                   -----------
LIABILITIES:
Payables:
 Fund Shares Repurchased.........................................       66,438
 Distributor and Affiliates (Notes 2 and 6)......................       11,480
 Investment Advisory Fee (Note 2)................................        6,002
Accrued Expenses.................................................       40,942
Deferred Compensation and Retirement Plans (Note 2)..............        9,356
                                                                   -----------
 Total Liabilities...............................................      134,218
                                                                   -----------
NET ASSETS.......................................................  $15,893,767
                                                                   -----------
NET ASSETS CONSIST OF:
Capital (Note 3).................................................  $16,949,501
Accumulated Undistributed Net Investment Income..................      687,239
Net Unrealized Appreciation on Securities........................      275,562
Accumulated Net Realized Loss on Securities......................   (2,018,535)
                                                                   -----------
NET ASSETS (Equivalent to $14.43 per share based upon 1,101,770 shares of beneficial interest outstanding)......................  $15,893,767
                                                                   -----------

                         See Notes to Financial Statements

                            STATEMENT OF OPERATIONS

                       For the Year Ended August 31, 1996

--------------------------------------------------------------------------------

INVESTMENT INCOME:
Interest..........................................................  $1,125,425
                                                                    ----------
EXPENSES:
Investment Advisory Fee (Note 2)..................................      84,429
Accounting (Note 2)...............................................      54,874
Distribution (12b-1) and Service Fees (Note 6)....................      42,215
Audit.............................................................      34,758
Printing..........................................................      16,227
Trustees Fees and Expenses (Note 2)...............................      14,851
Shareholder Services (Note 2).....................................      14,186
Legal (Note 2)....................................................       7,569
Amortization of Organizational Expenses (Note 1)..................         119
Other ............................................................      16,494
                                                                    ----------
 Total Expenses...................................................     285,722
 Less Fees Waived (Note 2)........................................       8,443
                                                                    ----------
 Net Expenses.....................................................     277,279
                                                                    ----------
NET INVESTMENT INCOME.............................................  $  848,146
                                                                    ----------
REALIZED AND UNREALIZED GAIN/LOSS ON SECURITIES:
Net Realized Loss on Investments..................................  $ (168,441)
                                                                    ----------
Unrealized Appreciation/Depreciation on Securities:
 Beginning of the Period..........................................     461,979
 End of the Period:
 Investments......................................................     275,562
                                                                    ----------
Net Unrealized Depreciation on Securities During the Period.......    (186,417)
                                                                    ----------
NET REALIZED AND UNREALIZED LOSS ON SECURITIES....................  $ (354,858)
                                                                    ----------
NET INCREASE IN NET ASSETS FROM OPERATIONS........................  $  493,288
                                                                    ----------

                       See Notes to Financial Statements

                       STATEMENT OF CHANGES IN NET ASSETS

                  For the Years Ended August 31, 1996 and 1995

--------------------------------------------------------------------------------

                                                   Year Ended       Year Ended
                                              August 31, 1996  August 31, 1995
-------------------------------------------------------------------------------
FROM INVESTMENT ACTIVITIES:
Operations:
Net Investment Income........................     $   848,146      $   804,785
Net Realized Loss on Securities..............        (168,441)        (256,496)
Net Unrealized Appreciation/Depreciation on
 Securities During the Period................        (186,417)         375,726
                                                  -----------      -----------
Change in Net Assets from Operations.........         493,288          924,015
Distributions from Net Investment Income.....        (887,820)        (695,962)
                                                  -----------      -----------
NET CHANGE IN NET ASSETS FROM INVESTMENT
ACTIVITIES...................................        (394,532)         228,053
                                                  -----------      -----------
FROM CAPITAL TRANSACTIONS (NOTE 3):
Net Asset Value of Shares Issued Through
Dividend Reinvestment........................         873,599          686,289
Cost of Shares Repurchased...................      (1,694,706)      (1,794,948)
                                                  -----------      -----------
NET CHANGE IN NET ASSETS FROM CAPITAL
TRANSACTIONS.................................        (821,107)      (1,108,659)
                                                  -----------      -----------
TOTAL DECREASE IN NET ASSETS.................      (1,215,639)        (880,606)
NET ASSETS:
Beginning of the Period......................      17,109,406       17,990,012
                                                  -----------      -----------
End of the Period (Including undistributed
 net investment income of $687,239 and
 $685,988, respectively).....................     $15,893,767      $17,109,406
                                                  -----------      -----------

                       See Notes to Financial Statements

                              FINANCIAL HIGHLIGHTS

 The following schedule presents financial highlights for one share of the Fund outstanding throughout the periods indicated.

--------------------------------------------------------------------------------

                                                Year Ended August 31,
                                        ---------------------------------------
                                           1996    1995   1994  1993(a) 1992(a)
-------------------------------------------------------------------------------
Net Asset Value, Beginning of the
Period (b).............................  $14.78  $14.59 $15.75   $17.89  $17.06
                                        -------  ------ ------   ------  ------
Net Investment Income..................    .765     .70    .80      .90     .81
Net Realized and Unrealized Gain/Loss
 on Securities.........................   (.379)   .045  (1.03)    .155    1.80
                                        -------  ------ ------   ------  ------
Total from Investment Operations.......    .386    .745   (.23)   1.055    2.61
                                        -------  ------ ------   ------  ------
Less:
 Distributions from Net Investment
  Income...............................    .740    .555    .70    1.065     .96
 Distributions from and in Excess of
  Net Realized Gain on Securities......     --      --     .23     2.13     .82
                                        -------  ------ ------   ------  ------
Total Distributions....................    .740    .555    .93    3.195    1.78
                                        -------  ------ ------   ------  ------
Net Asset Value, End of the Period..... $14.426  $14.78 $14.59   $15.75  $17.89
                                        -------  ------ ------   ------  ------
Total Return* (c)......................   3.07%   5.40% (1.64%)   6.87%  16.48%
Net Assets at End of the Period (In
millions)..............................   $15.9   $17.1  $18.0    $23.0   $15.0
Ratio of Expenses to Average Net
Assets*................................   1.64%   1.56%  1.58%    1.62%   1.72%
Ratio of Net Investment Income to
 Average Net Assets*...................   5.02%   4.63%  4.91%    5.62%   4.82%
Portfolio Turnover.....................     52%     51%    82%     283%    321%

*If certain expenses had not been waived by VKAC, total return would have been lower and the ratios would have been as follows (Note 2):

Ratio of Expenses to Average Net
Assets.................................   1.69%   1.61%  1.63%    1.63%     N/A
Ratio of Net Investment Income to
 Average Net Assets....................   4.97%   4.58%  4.86%    5.60%     N/A

(a) Based on average month-end shares outstanding.
(b) Computations with regard to per share information have been adjusted to reflect reverse share splits. (Note 4)
(c) Total return is based upon net asset value which does not include payment of the maximum sales charge.
N/A = Not Applicable

                        See Notes to Financial Statements

                         NOTES TO FINANCIAL STATEMENTS

                                August 31, 1996

-------------------------------------------------------------------------------
1. SIGNIFICANT ACCOUNTING POLICIES

Van Kampen American Capital Government Target Fund (the "Fund") is organized as a Delaware business trust and is registered as a diversified open-end man-agement investment company under the Investment Company Act of 1940, as amend-ed. The Fund's investment objective is to provide the highest rate of return consistent with safety and liquidity by investing at least 80% of its assets in obligations issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The Fund commenced investment operations on September 11, 1990 and plans to liquidate on December 16, 1997, and distribute the proceeds pro rata to shareholders.
  The following is a summary of significant accounting policies consistently followed by the Fund in the preparation of its financial statements. The prep-aration of financial statements in conformity with generally accepted account-ing principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of con-tingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

A. SECURITY VALUATION-Investments are stated at value using market quotations or, if such valuations are not available, estimates obtained from yield data relating to instruments or securities with similar characteristics in accor-dance with procedures established in good faith by the Board of Trustees. Short-term securities with remaining maturities of 60 days or less are valued at amortized cost.

B. SECURITY TRANSACTIONS-Security transactions are recorded on a trade date basis. Realized gains and losses are determined on an identified cost basis. The Fund may purchase and sell securities on a "when issued" or "delayed de-livery" basis, with settlement to occur at a later date. The value of the se-curity so purchased is subject to market fluctuations during this period. The Fund will maintain, in a segregated account with its custodian, assets having an aggregate value at least equal to the amount of the when issued or delayed delivery purchase commitments until payment is made. At August 31, 1996, there were no when issued or delayed delivery purchase commitments.
  The Fund may invest in repurchase agreements which are short-term invest-ments in which the Fund acquires ownership of a debt security and the seller agrees to repurchase the security at a future time and specified price. The Fund may invest independently in repurchase agreements, or transfer uninvested cash balances into a pooled cash account along with other investment companies advised by Van Kampen American Capital Asset Management, Inc. (the "Adviser"), the daily aggregate of which is invested in repurchase agreements. Repurchase agreements are

                                August 31, 1996

-------------------------------------------------------------------------------
collateralized by the underlying debt securities. The Fund will make payment for such securities only upon physical delivery or evidence of book entry transfer to the account of the custodian bank. The seller is required to main-tain the value of the underlying security at not less than the repurchase pro-ceeds due the Fund.

C. INVESTMENT INCOME-Interest income is recorded on an accrual basis. Premiums on debt securities are not amortized. Original issue discount is amortized over the life of each applicable security. Market discounts are recognized at the time of sale as realized gain for book purposes and ordinary income for tax purposes.

D. ORGANIZATIONAL EXPENSES-The Fund reimbursed Van Kampen American Capital Distributors, Inc. or its affiliates (collectively "VKAC") for costs incurred in connection with the Fund's organization in the amount of $33,000. These costs were amortized on a straight line basis over the 60 month period ended October 10, 1995.

E. FEDERAL INCOME TAXES-It is the Fund's policy to comply with the require-ments of the Internal Revenue Code applicable to regulated investment compa-nies and to distribute substantially all of its taxable income, if any, to its shareholders. Therefore, no provision for federal income taxes is required.

   The Fund intends to utilize provisions of the federal income tax laws which allow it to carry a realized capital loss forward for eight years following the year of loss and offset such losses against any future realized capital gains. At August 31, 1996, the Fund had an accumulated capital loss carryforward for tax purposes of $1,809,169 which will expire between 2002 and 2004, which is subsequent to the Fund's planned liquidation date. Net realized gains or losses may differ for financial and tax reporting purposes primarily as a result of post October 31 losses which are not recognized for tax purposes until the first day of the following fiscal year.

F. DISTRIBUTION OF INCOME AND GAINS-The Fund declares and pays dividends annu-ally from net investment income and, if any, net realized gains. Distributions from net realized gains for book purposes may include short-term capital gains, which are included in ordinary income for tax purposes. Due to inherent differences in the recognition of certain expenses under generally accepted accounting principles and federal income tax purposes, the amount of distrib-utable net investment income may differ between book and federal income tax purposes for a particular period. These differences are temporary in nature, but may result in book basis distribution in excess of net investment income for certain periods. Permanent book and

                                August 31, 1996

-------------------------------------------------------------------------------
tax basis differences related to the recognition of realized gains and losses totaling $40,925 was reclassified from accumulated realized gain on securities to accumulated undistributed net investment income.

2. INVESTMENT ADVISORY AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES

Under the terms of the Fund's Investment Advisory Agreement, the Adviser will provide investment advice and facilities to the Fund for an annual fee payable monthly based on the average daily net assets of the Fund at the annual rate of
 .50%. The Adviser has voluntarily agreed to waive all management fees in excess of .45% of the Fund's average daily net assets.
  Certain legal expenses are paid to Skadden, Arps, Slate, Meagher & Flom, counsel to the Fund, of which a trustee of the Fund is an affiliated person.
  For the year ended August 31, 1996, the Fund recognized expenses of approxi-mately $55,000 representing VKAC's cost of providing accounting services to the Fund.
  ACCESS Investor Services, Inc. ("ACCESS"), an affiliate of the Adviser, serves as the shareholder servicing agent for the Fund. For the year ended Au-gust 31, 1996, the Fund recognized expenses of approximately $14,200, repre-senting ACCESS' cost of providing transfer agency and shareholder services plus a profit.
  Additionally, for the year ended August 31, 1996, the Fund paid VKAC approx-imately $1,200 related to the direct cost of consolidating the VKAC open-end fund complex. Payment was contingent upon the realization by the Fund of cost efficiencies resulting from the consolidation.
  Certain officers and trustees of the Fund are also officers and directors of VKAC. The Fund does not compensate its officers or trustees who are officers of VKAC.
  The Fund has implemented deferred compensation and retirement plans for its trustees. Under the deferred compensation plan, trustees may elect to defer all or a portion of their compensation to a later date. The retirement plan covers those trustees who are not officers of VKAC.

3. CAPITAL TRANSACTIONS

The Fund is authorized to issue an unlimited number of shares of beneficial interest with a par value of $.01 per share. At August 31, 1996, the Fund was not accepting subscriptions from new investors.

                                August 31, 1996

-------------------------------------------------------------------------------

  At August 31, 1996 and 1995, capital aggregated $16,949,501 and $17,770,608, respectively. For the period indicated, transactions were as follows:

                                         Year Ended       Year Ended
                                    August 31, 1996  August 31, 1995
---------------------------------------------------------------------
Beginning Shares                          1,221,264        1,355,108
                                          ---------        ---------
Dividend Reinvestment                        64,542           54,554
Reverse Share Splits (Note 4)               (65,536)         (55,292)
Repurchases                                (118,500)        (133,106)
                                          ---------        ---------
Net Decrease in Shares Outstanding         (119,494)        (133,844)
                                          ---------        ---------
Ending Shares                             1,101,770        1,221,264
                                          ---------        ---------

4. REVERSE SHARE SPLITS

The Fund, at the discretion of the Board of Trustees, intends to declare a re-verse share split immediately after the payment of each annual dividend and any other distribution. The purpose is to maintain in the account of each shareholder who reinvests dividends and distributions the same number of shares as immediately preceding the dividend or distribution. The effect of this reverse share split is intended to exactly offset the shares issued for reinvestment. Although the dividends and distributions are taxable to share-holders, a reverse share split will not result in a gain or loss for federal income tax purposes. On December 15, 1995, the shares of the Fund were split
 .9481 of a share for each 1 share outstanding.

5. INVESTMENT TRANSACTIONS

During the period, the cost of purchases and proceeds from sales of invest-ments, excluding short-term investments, were $5,529,648 and $7,304,139, re-spectively.

6. DISTRIBUTION AND SERVICE PLANS

The Fund and its shareholders have adopted a distribution plan pursuant to Rule 12b-1 under the Investment Company Act of 1940 and a service plan (col-lectively the "Plans"). The Plans govern payments for the distribution of the Fund's shares, ongoing shareholder services and maintenance of shareholder ac-counts.
  Annual fees under the Plans of up to .25% of average daily net assets of the Fund are accrued daily. Included in these fees for the year ended August 31, 1996, are payments to VKAC of approximately $11,200.

                                     PART C

                               OTHER INFORMATION

ITEM 24. FINANCIAL STATEMENTS AND EXHIBITS.


     (a) Financial Statements



         Included in the Statement of Additional Information:


            Independent Accountants' Report

            Financial Statements
            Notes to Financial Statements

     The Statement of Sources of Net Assets and Schedules II and III are omitted because the required information is included in the financial statements filed herewith, or because the conditions requiring their filing do not exist.

     (b) Exhibits


         1.1         -- First Amended and Restated Agreement and Declaration of Trust
                        incorporated herein by reference (to Form N-1A of Registrant's
                        Amendment No. 10, filed on December 21, 1995).
         1.2         -- Certificate of Amendment incorporated herein by reference (to Form
                        N-1A of Registrant's Amendment No. 10, filed on December 21, 1995).
         2           -- Amended and Restated Bylaws incorporated herein by reference (to Form
                        N-1A of Registrant's Amendment No. 10, filed on December 21, 1995).
         3           -- INAPPLICABLE
         4           -- Specimen Share Certificate incorporated herein by reference (to Form
                        N-1A of Registrant's Amendment No. 10, filed on December 21, 1995).
         5           -- Investment Advisory Agreement.
         6.1         -- Distribution and Service Agreement.
         6.2         -- Form of Dealer Agreement.
         6.3         -- Form of Broker Fully Disclosed Selling Agreement.
         6.4         -- Form of Bank Fully Disclosed Selling Agreement.
         7           -- INAPPLICABLE
         8.1         -- Custodian Contract.
         8.2         -- Transfer Agency and Servicing Agreement incorporated herein by reference (to Form N-1A of Registrant's Amendment No. 10, filed on
                        December 2, 1995).
         9           -- Data Access Services Agreement.
        10           -- Not required to be filed.
        11           -- Consent of Independent Accountants.
        12           -- INAPPLICABLE
        13           -- Investment Letter incorporated herein by reference (Exhibit 13 to
                        Form N-1A of Registrant, Registration No. 33-35610, Post-Effective
                        Amendment No. 2, filed on December 21, 1990).
        14.1         -- Individual Retirement Account Brochure with Application incorporated herein by reference (Exhibit 14.2 to Form N-1A of Van Kampen American
                        Capital Reserve Fund, Registration No. 2-50870, Post-Effective
                        Amendment No. 31, filed on September 24, 1993).

        14.2         -- 403(b)(7) Custodial Account incorporated herein by reference (Exhibit
                        14.2 to Form N-1A of Van Kampen American Capital Reserve Fund,
                        Registration No. 2-50870, Post-Effective Amendment No. 30, filed on
                        September 24, 1992).
        14.3         -- ORP 403(b)(7) Custodial Account incorporated herein by reference
                        (Exhibit 14.3 to Form N-1A of Van Kampen American Capital Reserve
                        Fund, Registration No. 2-50870, Post-Effective Amendment No. 30,
                        filed on September 24, 1992).
        14.4         -- Retirement Plans for the Small Business-Forms Package and Plan
                        Documents incorporated herein by reference (Exhibit 14.9 to Form N-1A of Van Kampen American Capital Emerging Growth Fund, Post-Effective
                        Amendment No. 44, Registration No. 2-33214, filed on December 21,
                        1990).
        14.5         -- Prototype Profit Sharing/Money Purchase Plan and Trust incorporated herein by reference (Exhibit 14.5 to Form N-1A of Van Kampen American
                        Capital Growth and Income Fund, Registration No. 2-21657,
                        Post-Effective Amendment No. 61, filed on March 26, 1991).
        14.6         -- Prototype 401(k) Plan and Trust incorporated herein by reference
                        (Exhibit 14.6 to Form N-1A of Van Kampen American Capital Growth and
                        Income Fund, Registration No. 2-21657, Post-Effective Amendment No.
                        61, filed on March 26, 1991).
        14.7         -- Salary Reduction Simplified Employee Pension Plan incorporated herein by reference (Exhibit 14.7 to Form N-1A of Van Kampen American
                        Capital World Portfolio Series Trust, Registration No. 33-37879,
                        Post-Effective Amendment No. 9, filed on September 24, 1993).
        15.1         -- Plan of Distribution Pursuant to Rule 12b-1.
        15.2         -- Service Plan.
        15.3         -- Form of Shareholder Assistance Agreement.
        15.4         -- Form of Administrative Services Agreement.
        16           -- Computation of Performance Information.
        17.1         -- List of Certain Investment Companies in Response to Item 29(a).
        17.2         -- List of Officers and Directors of Van Kampen American Capital
                        Distributors, Inc. in Response to Item 29(b).
        19           -- Power of Attorney.
        27           -- Financial Data Schedule.

ITEM 25. PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH REGISTRANT.


     None.

ITEM 26. NUMBER OF HOLDERS OF SECURITIES.


                             AS OF DECEMBER 6, 1996



                                     (1)                                 (2)
                                                                   NUMBER OF RECORD
                               TITLE OF CLASS                          HOLDERS
            -----------------------------------------------------  ----------------
            Shares of Beneficial Interest, $0.01 par value                577


ITEM 27. INDEMNIFICATION.

     Reference is made to Article 8, Section 8.4 of the Registrant's Agreement and Declaration of Trust.


     Article 8; Section 8.4 of the Agreement and Declaration of Trust provides that each officer and trustee of the Registrant shall be indemnified by the Registrant against all liabilities incurred in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which the officer or trustee may be or may have been involved by reason of being or having been an officer or trustee, except that such indemnity shall not protect any such person against a liability to the Registrant or any shareholder thereof to which such person would otherwise be subject by reason of (i) not acting in good faith in the reasonable belief that such person's actions were not in the best interests of the Trust, (ii) willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office, (iii) for a criminal proceeding, not having a reasonable cause to believe that such conduct was unlawful (collectively, "Disabling Conduct"). Absent a court determination that an officer or trustee seeking indemnification was not liable on the merits or guilty of Disabling Conduct in the conduct of his or her office, the decision by the Registrant to indemnify such person must be based upon the reasonable determination of independent counsel or non-party independent trustees, after review of the facts, that such officer or trustee is not guilty of Disabling Conduct in the conduct of his or her office.


     The Registrant has purchased insurance on behalf of its officers and trustees protecting such persons from liability arising from their activities as officers or trustees of the Registrant. The insurance does not protect or purport to protect such persons from liability to the Registrant or to its shareholders to which such officer or trustee would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of their office.

     Conditional advancing of indemnification monies may be made if the trustee or officer undertakes to repay the advance unless it is ultimately determined that he or she is entitled to the indemnification and only if the following conditions are met: (1) the trustee or officer provides a security for the undertaking; (2) the Registrant is insured against losses arising from lawful advances; or (3) a majority of a quorum of the Registrant's disinterested, non-party trustees, or an independent legal counsel in a written opinion, shall determine, based upon a review of readily available facts, that a recipient of the advance ultimately will be found entitled to indemnification.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to trustees, officers and controlling persons of the Registrant pursuant to the foregoing provisions or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by the trustee, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the shares being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 28. BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

     See "Investment Advisory Services" in Part A and "Trustees and Officers" in the Statement of Additional Information for information regarding the business of the Adviser. For information as to the business, profession, vocation and employment of a substantial nature of directors and officers of the Adviser, reference is made to the Adviser's current Form ADV (File No. 801-1669) filed under the Investment Advisers Act of 1940, as amended, incorporated herein by reference.

ITEM 29. PRINCIPAL UNDERWRITERS.

     (a) The sole principal underwriter is Van Kampen American Capital Distributors, Inc., which acts as principal underwriter for certain investment companies and unit investment trusts set forth in Exhibit 17.1 incorporated by reference herein.

     (b) Van Kampen American Capital Distributors, Inc. is an affiliated person of an affiliated person of Registrant and is the only principal underwriter for Registrant. The name, principal business address and positions and offices with Van Kampen American Capital Distributors, Inc. of each of the directors and officers thereof are set forth in Exhibit 17.2. Except as disclosed under the heading, "Trustees and Officers" in Part B of this Registration Statement, none of such persons has any position or office with Registrant.

     (c) Not applicable.

ITEM 30. LOCATION OF ACCOUNTS AND RECORDS.

     All accounts, books and other documents required by Section 31(a) of the Investment Company Act of 1940 and the Rules thereunder to be maintained (i) by Registrant will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181, ACCESS Investor Services, Inc., 7501 Tiffany Springs Parkway, Kansas City, Missouri 64153, or at the State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, MA; (ii) by the Adviser, will be maintained at its offices, located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181; and (iii) by the Distributor, the principal underwriter, will be maintained at its offices located at One Parkview Plaza, Oakbrook Terrace, Illinois 60181.

ITEM 31. MANAGEMENT SERVICES.

     There are no management related services contracts not discussed in Part A.

ITEM 32. UNDERTAKINGS.

     Registrant hereby undertakes to furnish to each person to whom a prospectus is delivered a copy of the Registrant's latest annual report to shareholders, upon request and without charge.

                                   SIGNATURES


     Pursuant to the requirements of the Investment Company Act of 1940, the Registrant, Van Kampen American Capital Government Target Fund, has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized in the City of Oakbrook Terrace, and State of Illinois, on the 20th day of December, 1996.


                                          VAN KAMPEN AMERICAN CAPITAL
                                          GOVERNMENT TARGET FUND

                                          By:      /s/  RONALD A. NYBERG

                                             -----------------------------------
                                              (Ronald A. Nyberg, Vice President
                                                        and Secretary)

               VAN KAMPEN AMERICAN CAPITAL GOVERNMENT TARGET FUND

               INDEX TO EXHIBITS TO AMENDMENT NO. 12 TO FORM N-1A

             AS SUBMITTED TO THE SECURITIES AND EXCHANGE COMMISSION

                              ON DECEMBER 26, 1996



      EXHIBIT
        NO.                              DESCRIPTION OF EXHIBIT
-------------------- --------------------------------------------------------------
          5          Investment Advisory Agreement.
          6.1        Distribution and Service Agreement.
          6.2        Form of Dealer Agreement.
          6.3        Form of Broker Fully Disclosed Selling Agreement.
          6.4        Form of Bank Fully Disclosed Selling Agreement.
          8.1        Custodian Contract.
          9          Data Access Services Agreement.
         11          Consent of Independent Accountants.
         15.1        Plan of Distribution Pursuant to Rule 12b-1.
         15.2        Service Plan.
         15.3        Form of Shareholder Assistance Agreement.
         15.4        Form of Administrative Services Agreement.
         16          Computation Measure for Performance Information.
         17.1        List of Certain Investment Companies in Response to Item
                        29(a).
         17.2        List of Officers and Directors of Van Kampen American Capital
                        Distributors, Inc. in Response to Item 29(b).
         19          Power of Attorney.
         27          Financial Data Schedule.